EXHIBIT 99.01

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into as of March 10, 2015 (the “Effective Date”) by Steep Hill Labs, Inc., a Delaware corporation (“Steep Hill”), and Harris Lee, LLC, a Nevada limited liability company (“Harris Lee”). Steep Hill and Harris Lee are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                 Steep Hill has, over a number of years, developed proprietary laboratory know-how and procedures for using high-pressure liquid chromatography, gas chromatography, and inductively coupled plasma mass spectrometry equipment to determine the chemical composition and active ingredients of medical and recreational cannabis and cannabis-derived products, including concentrates and infused products, for the purpose of providing quantitative and qualitative evaluations of cannabis to regulatory agencies, collectives, dispensaries, growers, and patients.

B.                 Harris Lee wishes to establish and operate laboratories for testing cannabis and cannabis-derived products, but does not possess the technology, know-how or expertise to do so.

C.                 Accordingly, Harris Lee wishes to obtain from Steep Hill, and Steep Hill wishes to grant to Harris Lee, certain exclusive licenses with respect to Steep Hill’s know how and procedures, as set forth in, and subject to the terms and conditions of, this Agreement.

D.                 The Parties previously entered into a “Binding Letter of Intent” dated December 30, 2014 (the “LOI”), which contemplated that the Parties would enter into this definitive Agreement and that this Agreement would supersede and replace the LOI.

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1

CERTAIN DEFINITIONS

1.1              “Additional Territory Addendum” means an addendum to this Agreement in the form of Exhibit A, pursuant to which the Parties may agree to add additional states as Territories under this Agreement, as further described in Section 2.4(c).

1.2              “Applicable Law” means, with respect to each relevant jurisdiction, all applicable laws and regulations in such jurisdiction, including laws and regulations with respect to testing of Cannabis Products.

1.3              “Authorized Platform” means the software, tools and other materials identified in Exhibit B (including as such Exhibit B may be reasonably updated by Steep Hill from time-to-time by notice to Harris Lee).

1.4              “Authorized Site” means the Harris Lee laboratory facilities identified in Exhibit C or in an Additional Territory Addendum.

1.5             “Cannabis Products” means cannabis and products that are derived from or include cannabis, whether intended for medical or recreational use.

1.6            “Change of Control ” means any of the following with respect to any entity or person: (a) any other entity or person (or a group of entities or persons acting together), acquires, through one or more related transactions, Control of such entity or person, whether by merger, consolidation, acquisition of stock, or otherwise; or (b) the sale, transfer, or other disposition of all or substantially all of the assets of such entity or person to any other entity or person or group of entities or persons (including the sale, transfer, or other disposition of all or substantially all of the assets of such entity or person related to Cannabis testing).

1.7        “Confidential Information” means information and materials not generally known to the public, including trade secrets and other confidential and proprietary information.

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1.8               “Control” means, with respect to any entity or person, the power to direct or cause the direction of the management and policies of such entity or person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. With respect to a corporation, limited liability company, partnership or other entity, Control will include direct or indirect ownership of at least fifty percent (50%) of the voting stock, limited liability company interest, partnership interest or other voting interest (or equivalent interest) in such corporation, limited liability company, partnership or other entity.

1.9               “Exclusive Field” means services consisting of testing Cannabis Products within laboratories.

1.10           “Harris Lee Customers” means customers of Harris Lee’s laboratory testing services for Cannabis Products, as provided by Harris Lee pursuant to this Agreement.

1.11           “Improvements” means any and all improvements, modifications, enhancements, updates, additions and new versions of or to any Licensed Software or Licensed Laboratory Procedures that are created or developed by Harris Lee (alone or with others) or by a third party for Harris Lee.

1.12           “Intellectual Property Rights” means all rights (anywhere in the world, whether statutory, common law or otherwise) relating to, arising from, or associated with intellectual property, including patents and patent applications; copyrights and other rights with respect to works of authorship; rights with respect to trademarks, service marks, trade names, and domain names; and rights with respect to trade secrets and other Confidential Information.

1.13            “License Term” means, with respect to each Licensed State, the term of the applicable License as set forth in this Agreement or the applicable Additional Territory Addendum.

1.14           “Licensed Mark” means the service mark STEEP HILL and such other names and marks which Steep Hill in its sole discretion shall from time to time authorize Harris Lee to use.

1.15           “Licensed Laboratory Procedures” means the know-how, procedures and information (including associated documentation) that Steep Hill provides to Harris Lee under this Agreement for using high-pressure liquid chromatography, gas chromatography, and inductively coupled plasma mass spectrometry equipment and similar successor equipment to provide quantitative and qualitative evaluations of the chemical composition and active ingredients of Cannabis Products.

1.16           “Licensed Software” means the software (including associated documentation) that Steep Hill will provide to Harris Lee under this Agreement for use in connection with the Licensed Laboratory Procedures, but not including the LIMS software (as described in Section 2.3(a)) or other software owned by third parties.

1.17           “Necessary Permits” means any and all permits, licenses and other authorizations required for Harris Lee to perform testing of Cannabis Products under Applicable Law in each Territory.

1.18           “Open Source” means software or similar subject matter that is distributed under an open source license such as (by way of example only) the GNU General Public License, GNU Lesser General Public License, Apache License, Mozilla Public License, BSD License, MIT License, Common Public License, any derivative of any of the foregoing licenses, or any other license approved as an open source license by the Open Source Initiative.

1.19            “Steep Hill IP” means the Licensed Laboratory Procedures, Licensed Software, and Licensed Mark.

1.20           “Territory” means each individual state where Steep Hill has granted Harris Lee a license to use the Steep Hill IP pursuant to Section 2.4. (For avoidance of doubt, “state” as used in this Agreement refers to each of the United States.)

1.21           “Testing Products” means any products designed or used for testing of Cannabis Products, including Steep Hill’s “GenKit” and “QuantaCann” suite of products, and any successors to and new versions of such products.

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Section 2

LICENSES

2.1              Technology License Grant. Subject to and conditioned upon compliance with the terms and conditions of this Agreement, Steep Hill hereby grants to Harris Lee a license during the applicable License Term to use the Licensed Laboratory Procedures and Licensed Software in each Territory only to perform testing of Cannabis Products using an Authorized Platform at an Authorized Site (the “Technology License”). The Technology License is nontransferable and non-sublicensable, except that Harris Lee may assign this Agreement, including the Technology License, in the manner and under the terms described in Section 8.3, below. The Technology License is exclusive but, for avoidance of doubt, such exclusivity applies only to use of the Licensed Laboratory Procedures and Licensed Software in the Territories in the Exclusive Field. Steep Hill retains the right to use and license the Licensed Laboratory Procedures and Licensed Software, subject to the terms and conditions set forth in Section 2.5 below, (a) for any purpose outside of the Territories, and (b) for any purpose inside the Territories other than providing services consisting of testing of Cannabis Products within laboratories located in the Territories. Without limitation of the generality of the foregoing, both Parties agree and understand that the exclusivity will not preclude Steep Hill from using or licensing (and that Steep Hill retains the right to use and license) the Licensed Laboratory Procedures and Licensed Software in connection with the manufacture, marketing, sale, distribution and other exploitation of products, including Testing Products, both inside and outside the Territories. If Steep Hill sells Testing Products that use the Licensed Laboratory Procedures and Licensed Software within any Territory, then Steep Hill will make every effort to coordinate its marketing of such products to customers that Steep Hill is aware are also Harris Lee Customers with Harris Lee. If Harris Lee’s marketing of Steep Hill’s Testing Products to Harris Lee Customers results in sales of such products, then Harris Lee will be entitled to receive 50% of the sales commission that Steep Hill pays to its applicable internal salesperson (i.e., Harris Lee and the salesperson at Steep Hill will split the available sales commission 50/50), in accordance with and subject to Steep Hill’s standard policies applicable to outside sales agents. If the parties enter into a separate distribution agreement under which Harris Lee becomes a distributor of any Steep Hill products, such as GenKit, then Harris Lee will be able to buy such products at the lowest wholesale price that Steep Hill offers to any other similarly-situated unaffiliated distributor or retailer. The Parties agree that they will jointly market Steep Hill’s Testing Products to Harris Lee Customers in each Territory commencing promptly after Harris Lee begins providing its testing services in such Territory. Harris Lee will actively set up appointments for Steep Hill’s sales representatives.

2.2              Service Mark License Grant. Subject to and conditioned upon compliance with the terms and conditions of this Agreement, Steep Hill hereby grants to Harris Lee a nontransferable and non-sublicensable license during the applicable License Term to use the Licensed Mark in the Territory only as a (a) trade name for the testing laboratories located at the Authorized Sites, and (b) service mark for the cannabis testing services that Harris Lee provides using the Licensed Laboratory Procedures and Licensed Software in accordance with this Agreement (the “Service Mark License”). Harris Lee will use the Steep Hill Mark in accordance with reasonable usage guidelines as provided by Steep Hill to Harris Lee from time-to-time. The Service Mark License is exclusive but, for avoidance of doubt, such exclusivity applies only to use of the Licensed Mark in the Territory for services in the Exclusive Field. Steep Hill retains the right to use and license the Licensed Mark, subject to the terms and conditions set forth in Section 2.5 below, in connection with (i) any goods and services outside of the Territory, and

(ii) any goods and services inside the Territory other than services consisting of the testing of Cannabis Products within laboratories located in the Territory. Without limitation of the generality of the foregoing, Steep Hill retains the right to use the Licensed Mark in connection with Testing Products both inside and outside the Territories.

2.3             Third Party Technology

(a)               In order to facilitate Harris Lee’s operation of its laboratories and use of the Licensed Laboratory Procedures and Licensed Software, Steep Hill will provide Harris Lee with access to certain “LIMS” software as licensed to Steep Hill by Core Informatics, Inc. (“Core”) under the applicable Master Subscription Agreement (or successor agreement thereto) between Steep Hill and Core (the “Core Agreement”). Specifically, for each Territory, Steep Hill will provide Harris Lee with

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two (2) user licenses for the Core software. Harris Lee acknowledges that the Core software is provided subject to the Core Agreement, and Harris Lee agrees that it will comply with all terms and conditions of the Core Agreement applicable to Harris Lee’s use of the Core software. Notwithstanding anything to the contrary, Steep Hill will have no obligation to continue providing the Core software to Harris Lee if Steep Hill no longer has the right to do so or reasonably determines that doing so would subject Steep Hill to liability (including as a result of Harris Lee’s improper or unauthorized use of the Core software). Steep Hill agrees, however, that it will use commercially reasonable efforts to maintain its ability to provide the Core software to Harris Lee so long as Steep Hill continues to use such software for itself. The terms of Section 2.3(b) will apply to any other third party technology that Harris Lee may require in connection with operation of its laboratories and its use of the Licensed Laboratory Procedures and Licensed Software. Steep Hill represents, however, that, throughout the applicable License Term, the Licensed Laboratory Procedures and Licensed Software will be capable of use for laboratory testing of Cannabis Products without Harris Lee being required to purchase or license any third-party commercial software that Steep Hill uses in connection with its own testing activities other than the Core software and any software included in the Authorized Platform (but Harris Lee understands that maintaining ‘best-in-class’ technology and customer service may require Harris Lee’s future investment as standards in the industry and market evolve).

(b)                Harris Lee acknowledges that it may be required to obtain additional third party software or other third party materials, technology and equipment in connection with operation of its laboratories and its use of the Licensed Laboratory Procedures and Licensed Software. Except as set forth in Section 2.3(a) with respect to the Core software and in Exhibit B with respect to certain other items of third party software, Harris Lee will be responsible for obtaining, at its own expense, any such third party software, materials, technology and equipment. If, however, Steep Hill obtains a license with respect to third party software that is necessary for use of the Licensed Laboratory Procedures or Licensed Software, then at Harris Lee’s request, Steep Hill will use commercially reasonable efforts to obtain rights under such third-party software license to extend such license to Harris Lee or otherwise assist Harris Lee to obtain a similar license for itself, such as by providing introductions to the applicable third party licensor or supplier.

2.4            Territory

(a)                As of the Effective Date, the State of Oregon is the only Territory.

(b)               The Parties acknowledge that, as of the Effective Date, the Licensed Laboratory Procedures and Licensed Software are being used in the State of Colorado by a prior licensee of Steep Hill (the “Prior Licensee”), and Steep Hill is engaged in arbitration related to termination of its existing agreement with the Prior Licensee. Within five (5) business days of Steep Hill’s receipt of Harris Lee’s payment under Section 3.2(a), Steep Hill will contact the Prior Licensee to arrange for a meeting among Harris Lee, Steep Hill, and the Prior Licensee to be held at a mutually-agreeable date and time, to discuss the transfer to Harris Lee of the Necessary Permit for Colorado currently held by the Prior Licensee. If Steep Hill fails to obtain the Prior Licensee’s agreement to such a meeting within such five (5) day period, then Harris Lee may make direct contact with the Prior Licensee to discuss the transfer to Harris Lee of the Necessary Permit for Colorado. The meeting will also include discussion of terms for the transfer to Harris Lee of the Prior Licensee’s plant and/or equipment. Any agreement between Harris Lee and the Prior Licensee will be separate from and independent of this Agreement. Harris Lee has sole discretion to accept or reject the terms of transfer proposed by the Prior Licensee.

(c)                Following a final determination in the pending arbitration that Steep Hill’s agreement with the Prior Licensee is terminated and that the Prior Licensee has no further right to use the Licensed Laboratory Procedures or Licensed Software, or following execution of a settlement agreement between Steep Hill and the Prior Licensee to the same effect, Steep Hill will provide notice to Harris Lee that the State of Colorado may be added as a Territory under this Agreement. Following such notice, and provided that the Parties have successfully accomplished the transfer of (or Harris Lee has otherwise obtained) all Necessary Permits to Harris Lee from the Prior Licensee in order to enable Harris Lee to perform testing of Cannabis Products in the State of Colorado, and provided further that Harris Lee is in compliance in all respects with this Agreement, as evidenced by there being no pending

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notices of breach pursuant to Sections 5.3 or 5.4 below, the Parties will execute an Additional Territory Addendum to add the State of Colorado as a Territory under this Agreement.

(d)                In addition, from time-to-time during the Term, either Party may propose to include additional states as Territories by providing written notice to the other Party. If the Parties agree to include additional states as Territories, they will execute an Additional Territory Addendum memorializing the terms of their agreement. No additional states will be included as Territories unless and until the Parties have executed an applicable Additional Territory Addendum. Upon execution, each Additional Territory Addendum will be deemed incorporated into this Agreement.

2.5              Right of First Refusal. Steep Hill is under no obligation to extend this Agreement to any additional states or to enter into any Additional Territory Addendum. If, however, Steep Hill chooses during the Term to license the Steep Hill IP to a third party (other than a controlled subsidiary of Steep Hill) for use in the Exclusive Field in a state that is not included as a Territory under the then- current Agreement, then Harris Lee will have a right of first refusal to add such state as a Territory as set forth in this Section 2.5. The Parties understand and agree that nothing in this Agreement will limit Steep Hill’s or its affiliates’ right to use the Steep Hill IP in the Exclusive Field in any state that is not a Territory as of the Effective Date, and that the right of first refusal described in this Section 2.5 applies specifically to Steep Hill’s licensing, directly or indirectly, the Steep Hill IP to third parties (other than a controlled subsidiary of Steep Hill) for use in the Exclusive Field in such states. If Steep Hill chooses to license the Steep Hill IP in additional states, then Steep Hill will so notify Harris Lee (such notice, the “ROFR Notice”) prior to offering such license to any such third party. Provided that Harris Lee is in compliance in all respects with this Agreement, as evidenced by there being no pending notices of breach, for a period of twenty (20) days following Harris Lee’s receipt of the ROFR Notice, Harris Lee may elect to execute an Additional Territory Addendum to add the applicable state to the Territory under this Agreement. If Harris Lee does not execute an Additional Territory Addendum to add the applicable state to the Territory under this Agreement within such twenty (20) day period, then Steep Hill will be free to license the Steep Hill IP to a third party for use in the Exclusive Field in the applicable state. Notwithstanding anything to the contrary, Steep Hill will have no obligation to provide Harris Lee the foregoing right of first refusal unless Harris Lee is in full compliance with the Agreement, as evidenced by there being no pending notices of breach. In addition, if Harris Lee or any affiliate of Harris Lee establishes or operates a laboratory in any state or conducts testing activities in such state (or partners with or assists any third party to do so) other than under this Agreement (whether because Steep Hill has chosen not to extend this Agreement to such state or otherwise), then Steep Hill will no longer be required to provide Harris Lee with any right of first refusal under this Section 2.5 with respect to any additional states and Steep Hill will be free to license the Steep Hill IP to third parties for use in the Exclusive Field in any state that is not already a Territory. Provided that Harris Lee is in compliance in all respects with this Agreement (as evidenced by there being no pending notices of breach), and subject to Applicable Law and the availability of Necessary Permits, Steep Hill agrees to provide Harris Lee with the opportunity to add at least three (3) new states as Territories under this Agreement during the two (2) year period following the Effective Date.

2.6              Changes in Law. Harris Lee acknowledges that Applicable Laws may be enacted or existing Applicable Law may be amended or modified during the Term (“Changes in Law”), and that such Changes in Law may limit Steep Hill’s ability to grant certain of the licenses granted under this Agreement or provide certain portions of the Steep Hill IP to Harris Lee. Accordingly, notwithstanding anything to the contrary in this Agreement, Steep Hill will not be required to grant any license or deliver any Steep Hill IP to Harris Lee if Steep Hill is prohibited from doing so as a result of a Change in Law.

2.7              Open Source. Harris Lee acknowledges that certain Licensed Software may contain Open Source. To the extent any Open Source license requires that Steep Hill provide Harris Lee any rights with respect to such Open Source that are inconsistent with the licenses granted in this Agreement (or any limitations or restrictions on those licenses as set forth in this Agreement), then the applicable Open Source license will take precedence over those licenses (and such limitations and restrictions), but solely with respect to the applicable Open Source. Harris Lee acknowledges that the Open Source license is solely between Harris Lee and the applicable third party licensor of the Open Source and Harris Lee will comply with the terms of any such Open Source licenses. Without limitation of the

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foregoing, at Steep Hill’s option, Steep Hill may remove any Open Source from the Licensed Software prior to delivery, in which case Harris Lee will be required to obtain such Open Source itself from the third party licensor.

2.8              Restrictions. Harris Lee will not (and will not permit any third party to): (a) decompile, disassemble or otherwise reverse engineer any Licensed Software or determine or attempt to determine any source code, algorithms, methods or techniques embodied in any Licensed Software; (b) distribute, disclose, or otherwise transfer or provide any Licensed Software or Licensed Laboratory Procedures, in whole or in part, to any third party; (c) remove or alter any of Steep Hill’s or any third party’s patent, copyright, trademark or other proprietary notices, legends, symbols or labels appearing on or in copies of any Steep Hill IP; (d) modify, or create derivative works based on or incorporating, any Steep Hill IP; (e) use any Steep Hill IP outside the Territory, or use or install any Licensed Software or Licensed Laboratory Procedures on any system other than an Approved System or at any location other than an Authorized Site; (f) modify any Steep Hill Mark or combine any Steep Hill Mark with any other trademark or service mark so as to create a composite mark; (g) contest (except to the extent Applicable Law expressly provides the right to contest notwithstanding any contractual obligation to the contrary) the validity of, interfere with, infringe, or encumber any Steep Hill IP; (h) oppose, challenge or otherwise interfere with Steep Hill’s registration, use, licensing or other exploitation of any Steep Hill IP; or (i) otherwise use or exploit any Steep Hill IP other than as expressly permitted by this Agreement.

2.9             Reservation of Rights

(a)                As between the Parties, Steep Hill is and will be the sole and exclusive owner of all right, title and interest in and to the Steep Hill IP, including all Intellectual Property Rights related thereto. Subject only to the specific licenses granted herein for the applicable License Terms, Steep Hill expressly reserves all rights with respect to the Steep Hill IP. All use of the Steep Hill Mark by Harris Lee, and all goodwill associated with such use, will inure to the sole benefit of Steep Hill. Except as expressly set forth herein, Harris Lee will not acquire or claim any right, title or interest in or to the Steep Hill IP, whether by implication, operation of law or otherwise.

(b)                Nothing in this Agreement permits Harris Lee to develop or create any Improvements. If, however, any such Improvements are created, whether or not authorized, Harris Lee agrees that Steep Hill will own such Improvements. Accordingly, Harris Lee hereby assigns and agrees to assign to Steep Hill all right, title and interest worldwide in and to any Improvements, including all Intellectual Property Rights relating thereto, effective immediately upon the inception, conception, creation or development thereof. Harris Lee will cooperate with Steep Hill or its designee(s) in applying for, obtaining, perfecting, evidencing, sustaining and enforcing Steep Hill’s Intellectual Property Rights, with all costs to be borne by Steep Hill as beneficiary and owner of the Steep Hill IP, in the Improvements, including executing or causing to be executed such written instruments as may be prepared by Steep Hill and doing such other acts as may be necessary in the opinion of Steep Hill to obtain a patent, register a copyright or trademark, or otherwise enforce Steep Hill’s rights in such Improvements. Upon completion of any Improvement or at any time as requested by Steep Hill, Harris Lee will deliver to Steep Hill such Improvement (and any work in process related thereto) in such format as Steep Hill may request.

2.10           Registration and Enforcement

(a)                As between the Parties, Steep Hill has the sole and exclusive right to register and apply for registration of all Intellectual Property Rights in the Steep Hill IP and Harris Lee will not register or attempt to register any Steep Hill IP in any jurisdiction, whether in the Territory or elsewhere, or cause or assist or aid any third party in any of the foregoing. Any decision to apply for or maintain any registrations of any Steep Hill IP in any jurisdiction will be at Steep Hill’s sole discretion. Without limitation of the generality of the foregoing, Harris Lee will not (and has no right to) register any domain name using or incorporating (in whole or in part) the Steep Hill Mark.

(b)                Harris Lee will promptly notify Steep Hill in writing if and when Harris Lee becomes aware of any infringements or misappropriations or unauthorized imitations or counterfeit versions by third parties of any Steep Hill IP, and will fully cooperate with Steep Hill in connection

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with any claim or action by Steep Hill for infringement and related remedies. As between the Parties, Steep Hill will have the sole right, though it is under no obligation, to bring any claim or action for any past, present and future infringements of the Steep Hill IP, and Harris Lee will not initiate or cause the initiation of any claim or action for infringement of any Steep Hill IP without the prior written authorization of Steep Hill in its sole discretion.

2.11           Proprietary Notices. All advertising, marketing, packaging and similar materials (including websites and online materials) used or distributed by Harris Lee in connection with any Steep Hill IP must display the applicable copyright, trademark, patent, and other legal and proprietary notices, legends, and symbols as Steep Hill may indicate to Harris Lee from time-to-time, as well as any additional notices, legends, symbols, credits and other information as may be set forth in the applicable Steep Hill usage guidelines.

Section 3

FEES AND ROYALTIES

3.1              Fees for Oregon. The fees payable with respect to the license of the Steep Hill IP in Oregon include the following license fees and the royalties set forth in Section 3.4 (and no other fees):

(a)                No later than three (3) business days after the Effective Date, Harris Lee will release to Steep Hill an initial nonrefundable payment of $100,000, currently held in escrow by Wolfgang Heimerl, Esq. of the Heimerl Law Firm. This payment is considered the Initial Territory Payment for Oregon.

(b)                Harris Lee will pay to Steep Hill additional payments totaling $100,000 in four equal, sequential quarterly installments of $25,000, with the first such quarterly payment due on the first business day of the calendar quarter immediately following the first calendar quarter in which Harris Lee’s total gross revenues from its testing services in Oregon equal at least $125,000. If Harris Lee does not acquire a license under this Agreement in Colorado as set forth in Section 2.4(b) on or before May 1, 2015, then the payment made under Section 3.2(a) will be applied as full satisfaction of the payments required in this Section 3.1(b).

(c)                If Harris Lee renews the license under this Agreement in Oregon for the second nine (9) year term as set forth in 5.2, then Harris Lee will pay to Steep Hill a renewal fee equal to the greater of (i) $175,000, or (ii) the total amount of royalties accrued under Section 3.4 in the last two quarters of the initial nine (9) year term.

3.2              Fees for Colorado. The fees payable with respect to the license of the Steep Hill IP in Colorado (which, for clarity, are in addition to the fees payable with respect to Oregon as set forth in Section 3.1) include the following fees and the royalties set forth in Section 3.4 (and no other fees):

(a)                No later than three (3) business days after the Effective Date, Harris Lee will release to Steep Hill an initial nonrefundable payment of $100,000, currently held in escrow by Wolfgang Heimerl, Esq. of the Heimerl Law Firm.

(b)                If Harris Lee acquires a license under this Agreement in Colorado as set forth in Section 2.4(b), then Harris Lee will pay to Steep Hill an additional payment of $100,000 no later than three (3) business days after execution of the Additional Territory Addendum for Colorado. Together, the payments in 3.2(a) and 3.2(b) shall be considered the Initial Territory Payment for Colorado.

(c)                If Harris Lee acquires a license under this Agreement in Colorado as set forth in Section 2.4(b), then Harris Lee will pay to Steep Hill additional payments totaling $150,000 in four equal, sequential quarterly installments of $37,500, with the first such quarterly payment due on the first business day of the calendar quarter immediately following the first calendar quarter in which Harris Lee’s total gross revenues from its testing services in Colorado equal at least $200,000.

(d)                If Harris Lee renews the license under this Agreement in Colorado for the second nine (9) year term as set forth in Section 5.2, then Harris Lee will pay to Steep Hill a renewal fee equal to the greater of (i) $175,000, or (ii) the total amount of royalties accrued Section 3.4 in the last two quarters of the initial nine (9) year term.

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(e)                Notwithstanding the foregoing, if Harris Lee does not acquire a license under this Agreement in Colorado as set forth in 2.4(b) on or before May 1, 2015, then (i) the initial $100,000 payment under Section 3.2(a) will be credited towards the fees owed for Oregon under Section 3.1(b),

(ii) the fees set forth in Sections 3.2(b), (c) and (d) will not apply, and (iii) any additional fees applicable to Colorado (if and when an Additional Territory Addendum is eventually executed for Colorado) will be determined as set forth in Section 3.3.

3.3              Additional States. The fees payable with respect to the license of the Steep Hill IP in other states added as Territories as set forth in Section 2.4(d), will be calculated and paid as follows:

(a)                The license fees for the initial License Term for each additional Territory will be equal to $350,000 adjusted for inflation (based on the percentage increase (if any) in the Consumer Price Index for All Urban Consumers (CPI-U) up to a maximum of three percent (3%) per year during the period of time between the Effective Date and the date of the Additional Territory Addendum) multiplied by a number the numerator of which is the number of residents of the additional state plus one-twelfth of the number of tourists that visited such state in the year preceding the date of the Additional Territory Addendum, and the denominator of which is the total number of residents of Colorado in such year plus one-twelfth of the number of tourists that visited Colorado during such year. The data used for such calculation will be taken from data published by the United States Census Bureau and the state tourism boards of the relevant states or other official sources as may be mutually agreed by the Parties.

(b)                No later than (3) business days after the execution of the Additional Territory Addendum for the applicable state, Harris Lee will pay to Steep Hill fifty percent (50%) of the license fees for that state, as calculated pursuant to Section 3.3(a) (such payment, the “Initial Territory Payment”).

(c)                Harris Lee will pay the remaining fifty percent (50%) of the license fees for the applicable state on the first business day of the calendar quarter immediately following the first calendar quarter in which Harris Lee’s total gross revenues from its testing services in such state equal or exceed the amount of the payment under Section 3.3(b), which payment will be made in four equal, sequential quarterly installments.

(d)                If Harris Lee renews the license under this Agreement in the applicable state for the second nine (9) year term as set forth in 5.2, then Harris Lee will pay to Steep Hill a renewal fee equal to the greater of (i) $175,000 (adjusted for inflation based on the percentage increase (if any) in the Consumer Price Index for All Urban Consumers (CPI-U) during the period of time between the Effective Date and the date of the Licensed Term renewal) and (ii) the total amount of royalties accrued under Section 3.4 in the last two quarters of the initial nine (9) year term.

(e)                Notwithstanding the foregoing, starting in 2018, the license fees for the initial License Term or any renewal License Term calculated as described above will be adjusted to account for any increase in the market value of the applicable licenses as set forth in this subsection (e). No later than September 30, 2017, the Parties will commence to work together in good faith to identify and agree upon a verified, nationally-recognized source of information that reports the gross revenues for testing of Cannabis Products on a nationwide basis. Once this source of information has been identified, the Parties will use the relevant data to determine the percentage increase in such gross revenues year-over- year (if any) each year during the Term, starting with the year-over-year increase from 2016 to 2017 (if any) (such percentage, the “Annual Gross Testing Revenue Inflation Rate”). If the Annual Gross Testing Revenue Inflation Rate for any year exceeds the percentage increase (if any) in the Consumer Price Index for All Urban Consumers (CPI-U), then the license fees for the initial License Term or any renewal License Term calculated as described above will be increased by a percentage equal to the percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) plus fifty percent (50%) of the difference between such Consumer Price Index percentage increase and the Annual Gross Testing Revenue Inflation Rate. Stated as a formula, the Annual License Fee Percentage Increase = CPI-U percentage increase + ((Annual Gross Testing Revenue Inflation Rate – CPI-U percentage increase)/2). This adjustment will occur each calendar year during the term starting with calendar year 2018. If the Parties are unable to agree upon the data to be used to calculate such adjustment, then

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neither Party will have any obligation to enter into any applicable Additional Territory Addendum and Steep Hill will be relieved of its obligations under Section 2.5 with respect to any future Additional Territory Addenda.

3.4                Royalties

(a)                In addition to the fees described in Sections 3.1, 3.2 and 3.3 above, once Harris Lee conducts the first commercial sale of a test in each Territory, or within one (1) year of the Effective Date for Oregon or from the date of execution of the Additional Territory Addendum for each other state added as a Territory, whichever is earlier (such applicable date, the “Royalty Commencement Date”), Harris Lee will pay to Steep Hill a royalty each calendar quarter equal to the greater of (i) a percentage of the Initial Territory Payment for each Territory, as set forth in Table 3.4(a) below (the “Minimum Royalty”) or (ii) $5.00 for each individual test of a Cannabis Product sample that Harris Lee performs during such quarter. For clarity, a “test” is any single test of a Cannabis Product sample that is billable by Harris Lee to a customer. By way of example and for illustrative purposes only, if Harris Lee tests a single sample for cannabinoids and terpenes, this would constitute one test, and if that same sample were also then tested for microbials (or residual solvents instead of microbials), then that would constitute an additional test, resulting in royalties of $10.00. The Minimum Royalty and $5.00 per test royalty rate will be adjusted each calendar year during the Term to reflect any increase in inflation, with the first such adjustment occurring on January 1, 2017. The adjustment will be calculated based on the percentage increase (if any) in the Consumer Price Index for All Urban Consumers (CPI-U) during the previous year (up to a maximum increase of three percent (3%) per year).

Table 3.4(a) – Minimum Royalties

First quarter following applicable Royalty Commencement Date	7% of the Initial Territory Payment for each applicable Territory
Second quarter following applicable Royalty Commencement Date	8% of the Initial Territory Payment for each applicable Territory
Third quarter following applicable Royalty Commencement Date	9% of the Initial Territory Payment for each applicable Territory
Fourth quarter following applicable Royalty Commencement Date	12% of the Initial Territory Payment for each applicable Territory
Fifth quarter following applicable Royalty Commencement Date and thereafter	15% of the Initial Territory Payment for each applicable Territory

3.5             Reports; Payment Terms

(a)                No later than ten (10) days after the end of each calendar quarter during the Term, Harris Lee will deliver to Steep Hill a written report (each, a “Report”) detailing: (i) Harris Lee’s total gross revenues from its testing services for such quarter, broken down by individual Territory; (ii) the total number of tests performed by Harris Lee during such quarter, broken down by individual Territory; and (ii) the fees and royalties payable by Harris Lee for such quarter.

(b)                Together with each Report, Harris Lee will pay Steep Hill by check, wire transfer or other means satisfactory to Steep Hill all fees and royalties due for the applicable quarter. Harris Lee will also pay any sales, use, excise, import or export, value added or similar tax (other than taxes based on Steep Hill’s net income) imposed by any governmental authority with respect to any materials delivered or payments made under this Agreement. All amounts not paid when due will accrue interest daily at the lesser of a rate of 1.5% per month or the highest rate permissible by law on the unpaid balance until paid in full.

(c)                Harris Lee will maintain complete, clear and accurate records of its revenues and activities (including testing) under this Agreement, in accordance with standard business practices

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and generally accepted accounting principles. Steep Hill or its designees may inspect and audit such records to ensure the accuracy of the Reports and Harris Lee’s compliance with the Agreement. Any such inspection and audit will be conducted during regular business hours and in such a manner as not to interfere unduly with normal business activities of Harris Lee. If any audit reveals an underpayment, then Harris Lee will promptly pay the unpaid amounts together with any accrued interest. If the underpayment is greater than five percent (5%) of the total fees and royalties being audited, then Harris Lee will also reimburse Steep Hill for the cost of the audit.

Section 4

ADDITIONAL OBLIGATIONS

4.1              Use of Licensed Mark. Harris Lee must use the Licensed Mark as (a) its trade name for the testing laboratories located at the Authorized Sites, and (b) its primary service mark for the cannabis testing services that Harris Lee provides using the Licensed Laboratory Procedures and Licensed Software.

4.2              Quality Control; Conduct of Business. Harris Lee will ensure that its testing services comply with Applicable Law and highest industry standards (including by obtaining, maintaining, and complying with all Necessary Permits), and are of such quality as will protect and enhance the goodwill, image and reputation adhering to the Licensed Mark. Harris Lee will operate its business in accordance with the highest ethical and business standards. Without limitation of the generality of the foregoing, in order to ensure that Harris Lee’s testing services represent industry-leading, best-in-class practices, Harris Lee will (a) use only those cannabis testing methods that Steep Hill has approved in advance in writing, (b) purchase, install at each Authorized Site, and maintain in accordance with the applicable manufacturers’ specifications the equipment listed in Exhibit D; and (c) use only such equipment for all of Harris Lee’s testing of Cannabis Products (and not use such equipment for any other purpose). Steep Hill may reasonably update Exhibit D from time-to-time upon notice to Harris Lee (in which case Harris Lee will update the equipment in its laboratories accordingly), and Steep Hill may inspect the Authorized Sites and Harris Lee’s testing services in order to ensure Harris Lee’s compliance with this Agreement.

4.3              Marketing Efforts. Harris Lee will use its best efforts throughout the Term to diligently market and promote its testing services using the Steep Hill IP throughout each Territory. Without limitation of the generality of the foregoing, no later than (a) thirty (30) days after the Effective Date for 2015, and (b) January 30th of each calendar year during the Term thereafter, Harris Lee will prepare and deliver to Steep Hill an annual marketing plan detailing its advertising and marketing strategy for the applicable year for each Territory. The marketing and advertising plan will be a business-to-business plan that will focus solely on each Territory (i.e., there will be no national advertising contribution required). Harris Lee will not be required to allot more than three percent (3%) of its projected revenues for the forthcoming year to the marketing and advertising plan. The marketing products utilized will be traditional products, unless Harris Lee uses others at its discretion (and subject to Steep Hill’s approval as set forth below). Steep Hill will have the opportunity to review and comment on such plan prior to implementation. Upon Steep Hill’s approval, Harris Lee will use best efforts to implement each such plan. All marketing materials and advertising in any format or medium that includes the Licensed Mark or otherwise references Steep Hill will be subject to Steep Hill’s prior written approval, such approval not to be unreasonably withheld. Harris Lee must submit the relevant materials for approval no later than three (3) days prior to planned publication. Without limitation of the generality of the foregoing, Harris Lee agrees that it will not use its own or any third party website in connection with marketing or promoting its testing services, but will instead use a web presence provided by Steep Hill within Steep Hill’s website located at steephill.com (or a successor website operated by Steep Hill). This web presence may include Territory information regarding key personnel, contact information, local services, awards and news, etc. All content on such webpage will be subject to Steep Hill’s prior written approval.

4.4              Delivery. No later than thirty (30) days after the Effective Date, Steep Hill will deliver Licensed Software and materials relevant to the Licensed Laboratory Procedures to Harris Lee via a delivery method and in a format reasonably acceptable to both Parties. Thereafter, including in

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connection with execution of Additional Territory Addenda, Steep Hill may deliver updated Licensed Software and Licensed Laboratory Procedures to Harris Lee. Harris Lee will promptly implement and commence use of any such updates that Steep Hill delivers. Harris Lee is not permitted to use outdated or superseded versions of Licensed Software or Licensed Laboratory Procedures after Steep Hill has delivered updated versions, provided that Steep Hill delivers such updated versions at no additional licensing cost to Harris Lee (other than the fees and royalties already provided for in this Agreement).

4.5              Support. Steep Hill will provide certain technical support to Harris Lee as set forth in Exhibit E.

4.6              Right of First Refusal and Matching Right.

(a)               If at any time Harris Lee intends or plans to either (i) enter into any transaction or series of transactions involving a merger, consolidation, acquisition, sale of all or substantially all of Harris Lee’s assets or business, or other similar transaction that would result in a Change of Control of Harris Lee; or (ii) sell or otherwise transfer to any third party any Necessary Permit in any state (any such transaction described in (i) or (ii), a “Third Party Transaction”), then Harris Lee will first give Steep Hill written notice of the material terms and conditions (financial and otherwise) of the contemplated Third Party Transaction (the “Transaction Notice”). For a period of thirty (30) days following Steep Hill’s receipt of the Transaction Notice, Steep Hill may deliver to Harris Lee written notice as to whether Steep Hill elects to enter into an agreement with Harris Lee on the terms and conditions described in the Transaction Notice (the “Steep Hill Reply”). If Steep Hill so elects, then Harris Lee will enter into an agreement with Steep Hill on the terms and conditions set forth in the Transaction Notice. If Steep Hill does not deliver the Steep Hill Reply within such time period or does not elect to enter into such an agreement with Harris Lee, then Harris Lee may enter into negotiations with third parties regarding the Third Party Transaction described in the Transaction Notice.

(b)               Prior to Harris Lee entering into any binding or definitive agreement or other arrangement with any third party with respect to any Third Party Transaction following the negotiations described in Section 4.6(a), Harris Lee will send written notice to Steep Hill (the “Matching Right Notice”), which notice must contain the material terms and conditions (financial and otherwise) of any such proposed agreement or other arrangement. For a period of thirty (30) days following Steep Hill’s receipt of the Matching Right Notice, Steep Hill may elect to enter into an agreement with Harris Lee on the terms and conditions described in the Matching Right Notice. If Steep Hill so elects, then Harris Lee will enter into an agreement with Steep Hill on the terms and conditions set forth in the Matching Right Notice. If Steep Hill does not elect to enter into such an agreement with Harris Lee, then Harris Lee may enter into a definitive agreement with the relevant third party on the terms and conditions set forth in the Matching Right Notice.

Section 5

TERM AND TERMINATION

5.1              Term of Agreement. Unless terminated sooner as set forth herein, the term of this Agreement will commence on the Effective Date and will expire upon the expiration or termination of all then-current License Terms (the “Term”).

5.2              License Term. The initial License Term for each Territory commences (a) on the Effective Date for the State of Oregon and (b) on the commencement date set forth in the applicable Additional Territory Addendum for all other states, and expires nine (9) years thereafter unless terminated sooner as set forth herein. No later than six (6) months prior to the end of the initial License Term in a Territory, and provided that Harris Lee is in full compliance with this Agreement, as evidenced by there being no pending notices of breach, Harris Lee may renew the License Term in such Territory for a single additional nine (9) year License Term by notice to Steep Hill. If the License Term in a Territory is not renewed as set forth in the preceding sentence, then the License Term will expire in that Territory at the end of the applicable initial License Term (and the applicable state will no longer be included in the Territory under the Agreement).

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5.3              Termination by Either Party. Either Party may terminate this Agreement (in its entirety or with respect to any Territory) upon written notice to the other Party if the other Party materially breaches this Agreement and does not cure such breach within thirty (30) days of its receipt of written notice of such breach from the other Party.

5.4              Termination by Steep Hill. Without limitation of Section 5.3, Steep Hill may terminate this Agreement (in its entirety or with respect to any Territory) upon written notice to Harris Lee if:

(a)                Harris Lee undergoes a Change in Control involving any entity or person that is a competitor of Steep Hill or that Steep Hill reasonably believes does not possess sufficient resources and capability to fully perform this Agreement, or that Steep Hill reasonably believes would otherwise adversely affect Steep Hill’s business or the Steep Hill IP;

(b)                 Harris Lee fails to diligently perform its marketing obligations under Section 4.3;

(c)                 Harris Lee fails to pay any amounts due under this Agreement and does not correct such failure within ten (10) days of its receipt of written notice thereof; or

(d)                continued performance of the Agreement in whole or in part is no longer feasible due to any Change in Law.

5.5              Minimum Royalty Termination. If the royalties payable for any Territory under Section 3.4 do not exceed the per-Territory Minimum Royalty for any three (3) successive calendar quarters or any four (4) out of a rolling six (6) calendar quarters, then Steep Hill may terminate this Agreement and any associated Additional Territory Addendum with respect to such Territory, and following such termination the applicable state will no longer be deemed a Territory under this Agreement.

5.6              Necessary Permit Termination. If Harris Lee fails to obtain, maintain or comply with Necessary Permits in any Territory (except that, with respect to any Territory added under an Additional Territory Addendum pursuant to Section 3.3, Harris Lee will have six (6) months to obtain Necessary Permits in the applicable Territory before such right to terminate arises), then Steep Hill may terminate this Agreement and any associated Additional Territory Addendum with respect to such Territory, and following such termination the applicable state will no longer be deemed a Territory under this Agreement. Notwithstanding the foregoing, if Harris Lee’s failure to obtain a Necessary Permit with the applicable time period results from the malfeasance or misfeasance of public officials in the relevant state, then the Parties will discuss in good faith extending such time period accordingly prior to Steep Hill’s termination right arising.

5.7              Effect of Termination. Upon expiration or termination of this Agreement or of any individual License Term, (a) all licenses granted to Harris Lee in the applicable Territories (i.e., all Territories in the event of termination of the Agreement in its entirety or the Territories that are terminated in the event of termination of particular License Terms) will terminate and Harris Lee will have no further right to use, sublicense or otherwise exploit (and will cease all use, sublicensing and other exploitation of) the Steep Hill IP in such Territories; and (b) Harris Lee will, as directed by Steep Hill and subject to Applicable Law, either surrender all Necessary Permits in the applicable Territories or transfer such Necessary Permits to Steep Hill or Steep Hill’s designee. Either Party’s termination of this Agreement will be without prejudice to any other remedies that it may have at law or in equity, and will not relieve either Party of breaches occurring prior to the effective date of termination. Neither Party will be liable to the other for damages of any kind solely as a result of terminating this Agreement in accordance with its terms. Upon termination of this Agreement for any reason, each Party will within thirty (30) days return or destroy all tangible or retrievable materials containing or constituting Confidential Information of the other Party, and will, at the other Party’s request, provide the other Party with a written statement signed by an officer of the first Party certifying that such return or destruction has occurred.

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5.8              Survival. In the event of any expiration or termination of this Agreement, the following provisions will survive: Section 1, Section 2.8, Section 2.9, Section 2.10, Section 3 (with respect to any fees or other amounts unpaid as of termination or expiration), Section 5.7, this Section 5.8, Section 6, Section 7 and Section 8.

Section 6

CONFIDENTIAL INFORMATION

6.1              Confidential Information. By virtue of this Agreement, each Party (the “Receiving Party”) may have access to Confidential Information of the other Party (the “Disclosing Party”) (or the Disclosing Party’s vendors, suppliers and licensors). Confidential Information of Steep Hill includes all Licensed Software and Licensed Laboratory Procedures (including all Improvements). Confidential Information does not include information that (a) is or becomes publicly known other than as a result of any wrongful action or inaction of the Receiving Party, (b) was already known to the Receiving Party prior to receiving it from the Disclosing Party, (c) is obtained by the Receiving Party from an unrelated third party without a duty of confidentiality owed to the Disclosing Party, or (d) is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

6.2              Restrictions on Use and Disclosure. The Receiving Party will not use Confidential Information of the Disclosing Party for any purpose other than to exercise its rights or perform its obligations under this Agreement. The Receiving Party will not disclose Confidential Information of the Disclosing Party to any third party except to its employees, consultants or contractors who have a need to know such Confidential Information to exercise the Receiving Party’s rights or to perform the Receiving Party’s obligations under this Agreement and who are bound by confidentiality provisions (including provisions relating to nonuse and nondisclosure) no less restrictive than those set forth in this Agreement. The Receiving Party will protect the Confidential Information of the Disclosing Party with at least the same degree of care it uses to protect its own information of a similar nature or sensitivity, but in any event with no less than reasonable care. The Receiving Party will advise the Disclosing Party in writing of any misappropriation or misuse of the Disclosing Party’s Confidential Information of which the Receiving Party becomes aware. Without limitation of the foregoing, Steep Hill may designate certain Confidential Information as “Highly Confidential Information,” and any such Highly Confidential Information will be subject to the additional requirements set forth in Exhibit F.    Without limitation, all Licensed Software and Licensed Laboratory Procedures (including all Improvements) will be deemed Highly Confidential Information.

6.3              Exclusions. Notwithstanding the foregoing, this Agreement will not prevent the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent required by request of any regulatory body to which the Disclosing Party is subject or by a judicial order or other legal obligation (including Federal or state securities Laws, or a national securities exchange rule), but, in such event, the Receiving Party will promptly notify the Disclosing Party to allow intervention (and will cooperate with the Disclosing Party) to contest or minimize the scope of the disclosure (including application for a protective order).

Section 7

WARRANTY; INDEMNIFICATION; DISCLAIMER; LIMITATION OF LIABILITY

7.1              Warranties. Each Party hereby represents and warrants to the other Party that it has all necessary power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. Each Party further represents and warrants to the other Party that the execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action applicable to such Party, and no other corporate action is necessary to authorize such Party’s execution and performance of this Agreement.

7.2              Indemnification by Steep Hill. Steep Hill will defend, indemnify and hold harmless Harris Lee from and against any and all third party claims, actions, causes of action, damages, liabilities, obligations, judgments, settlements, costs and expenses, including reasonable attorneys’ fees, arising out of or related to (a) any breach, or a claim that, if true, would be a breach by Steep Hill of any of its obligations, covenants, representations or warranties contained in this Agreement; or (b) an allegation

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that any Steep Hill IP when used in the Territory without modification in the form provided by Steep Hill and in accordance with the terms and conditions of this Agreement, infringes, misappropriates or otherwise violates the non-patent Intellectual Property Rights of such third party or, to Steep Hill’s knowledge, any patent of such third party. If any Steep Hill IP becomes, or Steep Hill believes is likely to become, subject to any claim, Steep Hill will have the option, at its expense, to modify the applicable Steep Hill IP to be non-infringing, provide Harris Lee with a non-infringing substitute for the applicable Steep Hill IP, or obtain for Harris Lee a license to continue using the applicable Steep Hill IP. Steep Hill will have no obligation to defend, indemnify or hold harmless Harris Lee with respect to use or other exploitation of such Steep Hill IP at any time after Steep Hill has provided Harris Lee with such modification or substitution.

7.3              Indemnification by Harris Lee. Harris Lee will defend, indemnify and hold harmless Steep Hill from and against any and all third party claims, actions, causes of action, damages, liabilities, obligations, judgments, settlements, costs and expenses, including reasonable attorneys’ fees, arising out of or related to (a) any breach, or a claim that, if true, would be a breach by Harris Lee of any of its obligations, covenants, representations or warranties contained in this Agreement; (b) an allegation that any Improvement or any other content or materials provided or disseminated by or for Harris Lee (including advertising and marketing materials) infringes, misappropriates or otherwise violates the non-patent Intellectual Property Rights of such third party or, to Harris Lee’s knowledge, any patent of such third party (except to the extent that the infringement, misappropriation or other violation results from incorporation of the Steep Hill IP into such materials); (c) any unauthorized use (including any use outside the Territory) of any Steep Hill IP; (d) any of Harris Lee’s products or services, including any claim of products liability or death or injury to any person or damages to or loss of any property; or (e) violation of or failure to comply with Applicable Laws or failure to obtain Necessary Permits.

7.4              Indemnification Process. The indemnified Party will promptly give notice to the indemnifying Party of any claim or the commencement of any litigation as to which indemnity is sought, but any failure to provide such notice will not relieve any Party of its obligation to indemnify except to the extent such Party is materially prejudiced by such delay. The indemnifying Party will assume the defense of the claim or litigation and take all steps reasonably necessary at its expense to defend or settle such claim or litigation, but if it fails to do so the indemnified Party may undertake such defense and steps reserving all rights against the indemnifying Party. The indemnified Party may participate and appear with the other Party in such claim or litigation at its own expense with legal counsel of its own choosing. Notwithstanding the foregoing, no Party will consent to any judgment or settlement of any claim or litigation without the prior written approval of the other Party, which consent will not be unreasonably withheld or delayed, if the settlement would materially bind or affect the other Party. The foregoing right of indemnity will be in addition to the other rights and remedies of the indemnified Party hereunder.

7.5              Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, NEITHER PARTY MAKES ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, ACCURACY, NON- INFRINGEMENT OF THIRD PARTY RIGHTS AND TITLE, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

7.6              Limitation of Liability. EXCEPT WITH RESPECT TO EACH PARTY’S OBLIGATIONS UNDER (AS APPLICABLE) SECTION 7.2 AND SECTION 7.3, EITHER PARTY’S BREACH OF SECTION 6, AND HARRIS LEE’S OBLIGATIONS UNDER SECTION 2.8, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY OR LIMITATION OF LIABILITY, NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, EXEMPLARY, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND, OR FOR ANY DAMAGES RESULTING FROM LOSS OR INTERRUPTION OF BUSINESS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

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SUBJECT MATTER HEREOF, HOWEVER CAUSED, EVEN IF SUCH PARTY HAS BEEN ADVISED OF OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT WILL STEEP HILL’S AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS PAID TO STEEP HILL BY HARRIS LEE UNDER THIS AGREEMENT.

Section 8

MISCELLANEOUS

8.1              Terms and Usage Generally. The definitions in this Agreement will apply equally to both the singular and plural forms of the terms defined. All references in this Agreement to Sections and Exhibits will be deemed to be references to Sections of and Exhibits to this Agreement unless the context otherwise requires. All Exhibits attached to this Agreement will be deemed incorporated herein as if set forth in full herein. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement.

8.2              Notices. Unless otherwise provided elsewhere in this Agreement, all notices pertaining to this Agreement will be in writing and will be transmitted by personal hand delivery, registered mail, or by overnight delivery by either Party to the other at the following addresses, and will be deemed given as of the day they are received:

To Steep Hill:

Steep Hill Labs, Inc.

1005 Parker Street

Berkeley, CA, 94710

Attn: David Lampach

Fax no.: 510-562-7402

To Harris Lee:

Harris Lee, LLC

200 W. Sahara Ave. #407

Las Vegas, Nevada 89102

Attn: David H. Lieberthal

Fax no.: 800-682-8544

8.3              Third Party Beneficiaries; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither Party may assign, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party, except as follows:

(a)               If Harris Lee wishes to assign this Agreement, then Harris Lee may give written notice to Steep Hill of the proposed assignee and Steep Hill will have twenty (20) business days to consent to the assignment, such consent not to be unreasonably withheld. The Parties agree that it will not be unreasonable for Steep Hill to withhold its consent to any assignment involving any entity or person that, at the time of the requested assignment, is a competitor of Steep Hill in the cannabis industry or that Steep Hill reasonably believes does not possess sufficient resources and capability to fully perform this Agreement, or that Steep Hill reasonably believes would otherwise adversely affect Steep Hill’s business or the Steep Hill IP.

(b)               Steep Hill may assign, transfer, delegate or otherwise dispose of this Agreement or any of its rights or obligations under this Agreement, without the prior written consent of Harris Lee in connection with a merger, consolidation, corporate reorganization, sale of all or substantially all of Steep Hill’s assets of the business to which this Agreement relates, sale of stock, change of name, or similar event.

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Any purported assignment in contravention of the foregoing will be null and void. This Agreement is not intended to confer any rights or remedies upon, and will not be enforceable by, any Person other than the Parties and their respective successors and permitted assigns.

8.4              Waiver. No failure by any Party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition will operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement. Any Party by notice given in accordance with this Agreement may, but will not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation or covenant of any other Party. No waiver will affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof will continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any Party will not preclude or waive its right to exercise any or all other rights or remedies.

8.5              Integration. This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection herewith (including the LOI), and no covenant, representation or condition not expressed in this Agreement will affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

8.6              Headings. The headings of Sections of this Agreement are for convenience only and will not be interpreted to limit or amplify the provisions of this Agreement.

8.7              Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which, taken together, will constitute one and the same instrument and will become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

8.8              Severability. Each provision of this Agreement will be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future Law, such invalidity will not impair the operation of or affect those portions of this Agreement that are valid, but in such case the Parties will endeavor to amend or modify this Agreement to achieve to the extent reasonably practicable the purpose of the invalid provision.

8.9              Amendments and Modifications. This Agreement may be amended or modified at any time and from time-to-time only with the written consent of each Party.

8.10           Governing Law; Arbitration. This Agreement will be governed by and construed in accordance with the laws of the State of California without giving effect to the conflicts of law principles thereof. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, will be determined by arbitration in San Francisco, California before one arbitrator. The arbitration will be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. Judgment on the award may be entered in any court having jurisdiction. This clause will not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

8.11           Absence of Presumption. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event of ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

8.12           Expenses. Each Party will be responsible for its own expenses incurred in connection with this Agreement.

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8.13           Relationship of Parties. This Agreement will not be construed as creating an agency, partnership, joint venture or any other form of association, for tax purposes or otherwise, between the Parties; and the Parties will at all times be and remain independent contractors. Except as expressly agreed by the Parties in writing, neither Party will have any right or authority, express or implied, to assume or create any obligation of any kind, or to make any representation or warranty, on behalf of the other Party or to bind the other Party in any respect whatsoever. Each Party retains sole and full responsibility for the acts and omissions of its own employees, representatives and agents. Except for the specific obligations set forth in this Agreement, nothing hereunder will be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership, franchise or business entity of any kind, nor will anything in this Agreement be deemed to constitute either Party the agent or representative of the other. Except as specifically set forth in this Agreement, each Party remains responsible for establishing its own prices and charges to customers or otherwise in connection with its own offerings, products and/or services.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

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EXHIBIT A

Form of Additional Territory Addendum Additional Territory Addendum

This Additional Territory Addendum (this “Addendum”) is entered into as of (the “Effective Date”) by Steep Hill Labs, Inc., a Delaware corporation (“Steep Hill”), and Harris Lee, LLC, a Nevada limited liability company (“Harris Lee”) pursuant to the License Agreement between Steep Hill and Harris Lee dated [ ] (the “License Agreement”). Upon execution, this Addendum will be deemed incorporated into the License Agreement and, except as otherwise expressly set forth in this Addendum, all Licenses granted in this Addendum will be subject to the terms and conditions of the License Agreement.

Additional Territory	The following state is added as a Territory under the License Agreement: [INSERT STATE]

Authorized Sites	The following Harris Lee laboratories are Authorized Sites within [STATE] under the License Agreement: [INSERT LOCATIONS OF AUTHORIZED SITES]

Other Terms	The following additional terms will apply with respect to the extension of the Territory to include [STATE]: [Insert description or, if none, state “none.”]

IN WITNESS WHEREOF, the Parties hereto have executed this Additional Territory Addendum as of the date first above written.

STEEP HILL LABS, INC.	HARRIS LEE, LLC
By: _______________________ Name: _____________________ Title: ______________________	By: _______________________ Name: _____________________ Title: ______________________

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EXHIBIT B

AUTHORIZED PLATFORM

1.	Core LIMS software as set forth in Section 2.3.

2.	Reporting system for customer and internal laboratory quality control reporting, as designated by Steep Hill.

3.	Email addresses in the Steep Hill domain.

4.	Customer interface for reporting and data visualization and manipulation, as designated by Steep Hill.

5.	Quality control and controlled document management system, as designated by Steep Hill

6.	Issue and Bug Tracking System, as designated by Steep Hill

Steep Hill will provide, or arrange to have provided, to Harris Lee the items identified above. Core LIMS will be provided as set forth in Section 2.3. Any other items that are not provided directly be Steep Hill will be provided by Steep Hill’s third party vendors. Steep Hill will provide two (2) user licenses for such third party items per Territory (or, if Steep Hill is unable to provide such licenses, Steep Hill will arrange for the applicable third party vendor to provide such licenses directly to Harris Lee at Steep Hill’s expense). Any additional licenses will be subject to additional charges at Harris Lee’s expense.

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EXHIBIT C

AUTHORIZED SITES

To be determined by mutual agreement of the Parties following the Effective Date.

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EXHIBIT D

REQUIRED EQUIPMENT

Agilent 6420 High Performance Liquid Chromatograph/QQQ Mass Spectrometer System (Cannabinoids, Terpenes, Pesticides, Toxins)

-	Chilled Autosampler

-	Column Temperature Control

-	Photodiode Array UV/Visible Detector

-	Solvent Degasser

-	Peak Nitrogen Generator

Agilent 7890 Gas Chromatograph with 5977 Quadrupole Mass Spectrometer (Residual Solvents, Terpenes, Pesticides)

-	Chilled Autosampler

-	Headspace Autosampler

-	Flame Ionization Detector

-	Cryogenic Cooling Adapter

Agilent 7900 Inductively Coupled Plasma / Mass Spectrometer (Heavy metals)

-	Autosampler

Agilent Microwave Sample Digestor (Heavy Metals)

Biomerieux Vidas (Microbiology)

Biomerieux Tempo (Microbiology)

Labconco Chemical Fume Hood

Labconco Laminar Flow Biosafety Hood

Chemical Rated Refrigerator(s)

Chemical Rated Freezer(s)

VWR Timed, Temperature Controlled Ultra-Sonicator Bath

Mettler-Toledo MS204S Mass Balance capable of 0.0001 gram resolution

Rainin E4 XLS Digital Pippettors (2x 100-1000 uL, 1x 10-100 uL)

Dispensette Organic Digital Dispensors (1x 0.5-5 mL, 1x 1-10 mL)

SciLogex MX-S Vortexer

VWR Galaxy 20R Centrifuge

VWR Hot Plate Stirrer

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IKA Laboratories Ultra-Turax Homogenizer

Binder Incubator Ovens (3 each, microbiology)

Solvent Cabinet

Corrosives Cabinet

If obtaining the specific equipment listed above is not possible using commercially reasonable efforts, then Harris Lee may use comparable equipment subject to Steep Hill’s prior written approval in each case, such approval not to be unreasonably withheld.

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EXHIBIT E

TECHNICAL SUPPORT

1.	Steep Hill will provide five (5) days of training for Harris Lee personnel at Steep Hill’s Berkeley, CA headquarters during the initial set up phase of the first laboratory in each new Territory, with dates determined by mutual agreement. Should more than one lab location be established by Harris Lee in a given Territory, Steep Hill will conduct training at Steep Hill’s Berkeley, CA headquarters for each additional location, subject to availability and at Harris Lee’s expense.

2.	Steep Hill will provide three (3) days of training onsite at the first laboratory in each new Territory, with dates and locations determined by mutual agreement. Should more than one lab location be established by Harris Lee in a given Territory, Steep Hill will conduct training on site at each additional location, subject to availability and at Harris Lee’s expense (including reimbursement of all travel-related expenses), with dates and locations determined by mutual agreement.

3.	Forty (40) hours of remote technical assistance are included. Any additional remote technical assistance will be charged at a rate of $250 per hour for senior science and technology staff, and at a rate of $150 per hour for mid- or lower-level technical support staff. If Harris Lee requires onsite technical assistance from Steep Hill, then Harris Lee will provide such assistance, subject to availability and at Harris Lee’s expense (including reimbursement of all travel-related expenses).

4.	Except for the included training and technical assistance described above, Harris Lee will pay for any requested additional training and technical assistance at a rate of $2,000 per day per person, covering up to an 8 hour day, with travel time billed at 50%. Partial days after the first day will be charged at $250 per hour. In addition, Harris Lee will reimburse Steep Hill for all travel-related expenses incurred in connection with any onsite training and technical assistance other than the three (3) days of included onsite training described above.

5.	Harris Lee is responsible for all travel related expenses for its personnel.

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EXHIBIT F

SECURITY REQUIREMENTS FOR HIGHLY CONFIDENTIAL INFORMATION

Harris Lee will comply with the following requirements with respect to Highly Confidential Information:

1.                  Appropriate Safeguards. Without limitation of Harris Lee’s general obligations of confidentiality, Harris Lee will maintain the security and confidentiality of Highly Confidential Information by implementing administrative, technical and physical safeguards that protect the integrity and confidentiality of materials, and protect against anticipated threats or hazards to the security and unauthorized disclosure or use of such materials. Harris Lee will document all such safeguards and keep such safeguards current in light of changes in relevant technology. Harris Lee will provide Steep Hill with such documentation upon request, and will promptly provide Steep Hill notice of any failure of such safeguards.

2.                  Responsible Manager. Harris Lee will designate a management-level employee (the “Responsible Manager”) who will have responsibility for preserving the security of the Highly Confidential Information.

3.                  Authorized Persons. The Responsible Manager will only authorize those Harris Lee employees who are necessary for and directly involved in Harris Lee’s performance of its obligations and exercise of its rights under this Agreement to have access to the minimum necessary Highly Confidential Information (whether physically or through computer system access), and solely on a “need to know” basis (collectively, including the Responsible Manager, the “Authorized Persons”). Harris Lee will inform Steep Hill in writing of the identity of such Authorized Persons. Harris Lee will not allow anyone other than Authorized Persons to have access to the Highly Confidential Information. Harris Lee will ensure that no Authorized Person will have access to the Highly Confidential Information unless and until (a) he or she has been informed of and acknowledges the confidential and proprietary nature of the Highly Confidential Information, (b) has been trained with respect to the procedures designed to preserve its confidentiality, and

(c) has signed a confidentiality agreement that includes terms and conditions at least as stringent as those set forth in this Agreement.

4.                  Records and Investigations. The Responsible Manager will maintain a record of (a) Harris Lee’s practices relating to the use and disclosure of Highly Confidential Information, and (b) all Persons who have access to the Highly Confidential Information. Harris Lee will record and investigate all unauthorized attempts to gain access to the Highly Confidential Information, and will promptly notify Steep Hill of any such attempt. Harris Lee will make such records available to Steep Hill upon request.

5.                  Security Reviews. Harris Lee will regularly test and monitor the security procedures and systems, and will conduct periodic reviews to ensure compliance with the requirements, described above. Harris Lee will make such reviews available to Steep Hill upon request. Steep Hill will have the right to conduct periodic reviews and investigations (or to have its auditors or designees conduct such reviews and investigations) to ensure compliance with such requirements, including inspections of Harris Lee’s facilities and relevant records. If any review or inspection reveals a material technical issue, security problem, or other non-compliance with this Agreement, Harris Lee will propose an appropriate written response, including a plan for the remediation of the problem, within the time reasonably requested by Steep Hill or its designee. Upon Steep Hill’s approval of such plan, Harris Lee will remedy the problem according to the plan.

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